Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

David R. Ball, President and Chief Executive Officer of 1895 Bancorp of Wisconsin, Inc. (the “Company”), and Steven T. Klitzing, Executive Vice President and Chief Financial Officer of the Company, each certifies in his capacity as an executive officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) as filed with the SEC on the date hereof and that, to the best of his knowledge:

1.
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2023	/s/ David R. Ball
David R. Ball
President and Chief Executive Officer

Date: November 9, 2023	/s/ Steven T. Klitzing
Steven T. Klitzing
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.